UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 5, 2017

CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
198 Champion Court
San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 943-2600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2017, the Board of Directors (the “Board”) of Cypress Semiconductor Corporation (the “Company”) appointed Catherine P. Lego as a new member of the Board. Ms. Lego is the founder, owner and principal of Lego Ventures, LLC, a California-based firm that provides consulting services to early-stage technology companies. Ms. Lego currently serves on the boards of Lam Research Corporation and IPG Photonics Corporation, and previously served on the boards of several other publicly traded companies, including Fairchild Semiconductor International, Inc. and SanDisk Corporation. The appointment was effective September 6, 2017. The Board also appointed Ms. Lego to serve on the Audit Committee of the Board. Ms. Lego will stand for reelection at the Company’s next annual meeting of stockholders (currently scheduled for summer 2018).

In accordance with the Company’s non-employee director compensation policy, Ms. Lego received: (a) an initial equity grant of restricted stock units (with a value of approximately $200,000), which vests in three equal annual installments, with the first tranche vesting on September 6, 2018, and (b) a pro-rated annual equity grant of restricted stock units (with a value of approximately $166,667), which vests in full on the day before the Company’s next annual meeting of stockholders (currently scheduled for summer 2018).

A copy of the Company’s press release announcing the election of Ms. Lego is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 7, 2017	CYPRESS SEMICONDUCTOR CORPORATION

		By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 6, 2017.